UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into Material Definitive Agreement.

GrubHub Inc. (the “Company”), through its wholly-owned subsidiary GrubHub Holdings Inc., is party to a lease agreement, dated March 23, 2012, for the Company’s headquarters, located at 111 W. Washington Street, Chicago, Illinois (the “Building”), with Burnham Center – 111 West Washington, LLC (the “Landlord”) (as such lease was amended on December 11, 2013 (the “Lease”)), pursuant to which the Company leases 71,877 square feet of space from Landlord (the “Existing Premises”).

On October 5, 2015, the Company entered into an amendment to the Lease (the “Second Amendment”).  The term of the Lease, as amended by Second Amendment, is approximately 120 months from on or about April 1, 2016 (the “Term”), with an option to renew for an additional five-year period at the Market Rent (as such term is defined in the Second Amendment).  The Second Amendment, among other things, increases the size of the Company’s headquarters in the Building by 30,255 square feet (“Expansion Space A”) by January 1, 2016 and by an additional 26,355 square feet (“Expansion Space B” and, together with Expansion Space A, the “Expansion Premises”) by September 4, 2016.

Pursuant to the Second Amendment, the Company is liable for: (i) its pro rata share of Building expenses and real estate taxes plus (ii) annual base rent for the Existing Premises and the Expansion Premises, after taking into account the impact of rent abatements, of approximately:

Year(s)	Annual Base Rent ($)
1 (beginning 3/1/16)	1,190,000
2	1,800,000
3	2,900,000
4	2,960,000
5	3,000,000
6-10 (collectively)	15,000,000

In addition, in exchange for the aforementioned rent abatements, the Company is obligated to pay the cost of tenant improvements in the Expansion Premises, as well as certain brokerage commissions, net of offsets and payments.

The foregoing description of the Company’s lease arrangements is qualified in its entirety by the full text of the Lease and the Second Amendment, copies of which are filed hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.1	Office Building Lease, dated March 23, 2012, by and between 111 West Washington, LLC and GrubHub, Inc.
10.2	First Amendment to Lease, dated December 11, 2013, by and between Burnham Center – 111 West Washington, LLC and GrubHub, Inc.
10.3	Second Amendment to Lease, dated October 5, 2015, by and between Burnham Center – 111 West Washington, LLC and GrubHub Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: October 9, 2015	By:	/s/ Adam DeWitt
Name: Adam DeWitt
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Building Lease, dated March 23, 2012, by and between 111 West Washington, LLC and GrubHub, Inc.
10.2	First Amendment to Lease, dated December 11, 2013, by and between Burnham Center – 111 West Washington, LLC and GrubHub, Inc.
10.3	Second Amendment to Lease, dated October 5, 2015, by and between Burnham Center – 111 West Washington, LLC and GrubHub Holdings Inc.